                                                                    EXHIBIT 23.2
                               [KPMG LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Claremont Technology Group, Inc.:

We consent to incorporation by reference in the registration statement (No. 33-336701) on Form S-4 and in the registration statements (Nos. 33-358205 and 33-358209) of Complete Business Solutions, Inc. of our report dated August 14, 1997, with respect to the consolidated statements of operations, shareholders' equity, and cash flows of Claremont Technology Group, Inc. and subsidiaries for the year ended June 30, 1997, which report appears in the Form 10-K of Complete Business Solutions, Inc. dated on or about March 27, 2000.




KPMG LLP



Portland, Oregon
March 27, 2000

                               [KPMG LETTERHEAD]

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors of
Claremont Technology Group, Inc.
  and Subsidiaries:

We have audited the consolidated statements of operations, shareholders' equity, and cash flows of Claremont Technology Group, Inc. and subsidiaries for the year ended June 30, 1997 not presented separately herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based upon our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of Claremont Technology Group, Inc. and subsidiaries operations and their cash flows for the year ended June 30, 1997 in conformity with generally accepted accounting principles.

KPMG LLP



Portland, Oregon
August 14, 1997